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                                                                    EXHIBIT 23.6

              CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference into this Amendment No. 2 to the Form S-2 Registration Statement for Southern Mineral Corporation, a Nevada corporation (the "Company"), to the references to this firm and to its reports listed below regarding the Southern Mineral Corporation proved reserves estimates contained in the Company's Prospectus on Form S-2 to be filed by Southern Mineral Corporation with the Securities and Exchange Commission.

        Report of the Ecuadorian proved reserves estimates as of January 1, 1997.


                                                RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS

Houston, Texas
September 29, 1997